EXHIBIT 10.2

                                CREDIT AGREEMENT



THIS AGREEMENT is made as of February 29, 1996 between EMCON, a California corporation ("Borrower"), and THE BANK OF CALIFORNIA, N.A. ("Bank").

                            ARTICLE ONE - DEFINITIONS

The definitions appearing in this Agreement or any supplement or addendum to this Agreement, shall be applicable to both the singular and plural forms of the defined terms:

"Advance" means an extension of credit under this Agreement or any supplement to this Agreement.

"Affiliate" means any Person which directly or indirectly controls, is controlled by, or is under common control with, Borrower. "Control," "controlled by" and "under common control with" means direct or indirect possession of the power to direct or cause the direction of management or policies (whether through ownership of voting securities, by contract or otherwise); provided that control shall be conclusively presumed when any Person or affiliated group directly or indirectly owns five percent or more of the securities having ordinary voting power for the election of directors of a corporation.

"Alaska" means EMCON Alaska, Inc., an Alaska corporation, one of Borrower's Subsidiaries.

"Agreement" means this Credit Agreement as it may be amended or supplemented from time to time.

"CAS" means Columbia Analytical Services, Inc., a Washington corporation, one of Borrower's Subsidiaries.

"Closing Date" means the date of this Agreement.

"Consolidated", "consolidating", "on a consolidated basis" and terms and phrases of like import mean, when describing financial statements, information or covenants, those of Borrower and its Subsidiaries.

"Consolidated financial statements" means financial statements that disregard the distinction between separate legal entities and treat a parent and its subsidiary(ies) as a single economic entity for financial presentation purposes.

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"Consolidating  financial  statements" means financial  statements that show the accounting for each related legal entity side-by-side, then set forth current inter-company transactions, and finally, consolidated figures.

"Credit Limit" means the limitation on all credit extensions  defined in Section
2.1.1 of this Agreement.

"Effective Net Worth" means, on a consolidated basis, the net book value of (a) all Borrower's assets, exclusive of intangibles, and loans to and notes and receivables from Related Persons, plus all Subordinated Debt, minus (b) all
Borrower's liabilities determined in accordance with GAAP, excluding Subordinated Debt.

"Event of Default" means any event described in Article 7.

"Facility" means the credit accommodations being provided Borrower under the terms and conditions of this Agreement or any supplement to this Agreement, which credit accommodations are the Line of Credit and the Term Loan as more fully described in Article 2 or any supplement to this Agreement.

"Fixed Rate Option Letter" means the Eurodollar Rate Option Letter agreement and/or the Amortizing Term Loan Fixed Rate Option Letter agreement of even date with this Agreement between Bank and Borrower.

"GAAP" means generally accepted accounting principles and practices consistent with those principles and practices promulgated or adopted by the Financial Accounting Standards Board and the Board of the American Institute of Certified Public Accountants, their respective predecessors and successors. Each accounting term used but not otherwise expressly defined herein shall have the meaning given it by GAAP.

"Letters  of Credit"  means all  standby  letters of credit  issued  pursuant to
Section 2.1.1(b) of this Agreement.

"Lien" means any voluntary or involuntary security interest, mortgage, pledge, claim, charge, encumbrance, title retention agreement, or other third party encumbrance, covering all or any part of the property of Borrower or any other Person.

"Loan Documents" means, individually and collectively, this Agreement, any supplement to this Agreement, the Notes, any rate option agreements, guaranties, security or pledge agreements, and all other contracts, instruments, addenda and documents executed in connection with this Agreement or the extensions of credit which are the subject of this Agreement.

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"Note" means the  promissory  notes in form and substance  satisfactory  to Bank executed by Borrower to evidence the Line of Credit and the Term Loan. Each Note shall be named for the Facility it represents.

"OWT" means Organic Waste Technologies, Inc.

"OWT Acquisition" means Borrower's purchase of a majority of the issued and outstanding shares of capital stock and securities convertible into or exercisable for such stock from certain stakeholders of OWT pursuant to that certain Stock Purchase Agreement dated January 30, 1996.

"OWT Convertible Notes" means those certain promissory notes issued by OWT and guaranteed by Borrower to certain shareholders of OWT in connection with Borrower's OWT Acquisition.

"Person" means any individual or entity, including, without limitation, Bank where the context so permits and in Bank's sole discretion.

"Permitted Liens" means:

              (i) Liens for taxes, assessments, governmental charges or levies not yet due or which are being contested in good faith and by appropriate proceedings if adequate reserves with respect thereto are maintained on the books of the Borrower or the appropriate Subsidiary, as the case may be, in accordance with GAAP;

             (ii) statutory Liens of landlords and carriers' vendors', warehousemen's, mechanics', materialmen's, repairmen's, or other like Liens arising in the ordinary course of business which are not overdue for a period of more than 60 days or which are being contested in good faith and by appropriate proceedings in a manner which will not jeopardize or diminish the interest of Bank in any of the collateral that is subject to the Loan Documents or interfere with the ordinary conduct of the business of the Borrower or any Subsidiary;

            (iii) pledges or deposits and Liens (other than any Liens imposed by
ERISA)  under  bonds   required  in  connection   with  worker's   compensation,
unemployment insurance and other social security legislation;

             (iv) Liens (other than any Lien imposed by ERISA or by environmental laws) incurred on deposits to secure the performance of tenders, bids, trade contracts (other than for borrowed money), leases, statutory obligations, surety and appeal bonds, performance and return-of-money bonds and other obligations of a like nature incurred in the ordinary course of business;

              (v)  easements,  rights-of-way,  restrictions  and  other  similar
encumbrances   incurred  in  the  ordinary  course  of  business  which  do  not


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substantially  detract  from  the  value  of the  property  subject  thereto  or interfere with the ordinary conduct of the business of the Borrower or any Subsidiary; and

             (vi) Liens in existence on the date hereof listed on Schedule 6.2, provided that no such Lien is extended to cover any additional property after the date hereof and that the amount of debt secured thereby is not increased.

"Related Person" means, with respect to any Person, any Affiliate of such Person, or any officer, employee, director or shareholder of such Person or any Affiliate, or a relative of any of them.

"Sublimit" or "Sublimits" means, individually and collectively, the separate limitations on credit extensions defined in the subsection(s) of Section 2.1.1 of this Agreement.

"Subordinated Debt" means any indebtedness of Borrower that has been fully subordinated in right of payment to Borrower's obligations to Bank pursuant to a written agreement in form and substance satisfactory to Bank.

"Subsidiary" means, with respect to Borrower, any corporation or other entity of which securities or other ownership interests having ordinary voting power to elect a majority of the board of directors or other persons performing similar functions are directly or indirectly owned by Borrower. "Subsidiary" includes, without limitation, each of the Persons listed on Schedule 3.8 to this Agreement, as the same may be amended or supplemented from time to time.

"Tangible Net Worth" means, on a consolidated basis, the net book value of (a) all Borrower's assets, exclusive of intangibles and loans to and notes and receivables from Related Persons, plus Subordinated Debt, minus (b) all Borrower's liabilities, determined in accordance with GAAP, but excluding Subordinated Debt.

"Termination Date" means the earlier of (a) the date Bank may terminate making Advances or extending credit pursuant to the rights of Bank under Article 7; or
(b) May 31, 1997 for the Line of Credit; or (c) June 30, 2001 for the Term Loan.

"UCC"  means  the  Uniform   Commercial   Code  as  enacted  in  the  applicable
jurisdiction, in effect on the Closing Date and as amended from time to time.

                 ARTICLE TWO - THE FACILITIES AND RELATED TERMS
                                 AND CONDITIONS

Subject to the terms and conditions of this Agreement, the following Facilities shall be available to Borrower:

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2.1      The Facilities.

         2.1.1 Line of Credit. Subject to the terms and conditions of this Agreement, from time to time prior to the Termination Date, upon request by Borrower, Bank will provide extensions of credit ("Line of Credit") to Borrower in the form of Advances, Letters of Credit and advances on account of business credit cards that, in the aggregate, shall not exceed at any time Ten Million Dollars ($10,000,000.00) (the "Credit Limit"), in the following manner:

         (a) Advances. Provide up to $10,000,000.00 of the Credit Limit in aggregate outstanding principal amounts ("Advance Sublimit") in Advances to Borrower. Each Advance shall be payable no later than the Termination Date. Borrower may borrow, repay and reborrow under the Advance Sublimit, as Borrower may elect, in minimum amounts of $10,000.00 or integral multiples thereof. Advances shall be used by Borrower for the purpose of working capital for its own operations and those of its Subsidiaries other than OWT; provided, that up to $5,000,000 of Advances outstanding at any time may be used by Borrower or its Subsidiaries (other than OWT) for purposes other than working capital; and further provided, that Borrower may reloan Advances to OWT, so long as (i) the aggregate Advances reloaned do not exceed $1,000,000.00 at any time outstanding, and (ii) no Advances are relent to OWT while OWT is in default under any agreement involving the borrowing of money or the advance of credit where such default gives the holder of such indebtedness the right to accelerate the same.

         (b) Standby Letters of Credit. Provide up to $200,000.00 of the Credit Limit in aggregate outstanding unpaid face amounts ("Standby Letter of Credit Sublimit") for the purpose of issuing irrevocable, standby Letters of Credit, in form and substance satisfactory to Bank, for the account of Borrower in United States Dollars. No standby Letter of Credit will expire later than thirty (30) days after the Termination Date. For each standby Letter of Credit, Borrower shall execute, deliver and perform in accordance with Bank's standard form Standby Letter of Credit Application & Agreement (or any successor standard agreement executed by Borrower), all terms of which are incorporated herein by this reference.

         (c) Business Credit Cards. The amount of the Credit Limit available for the making of Advances and issuance of Letters of Credit under the Line of Credit shall be reduced by the amount of Bank's commitment to Borrower in effect from time to time under a business credit card facility for travel and entertainment business expenses. As of the Closing Date, the amount committed under such separate facility is $55,000.00.

         (d) Credit Limits. If at any time any Sublimit, or the Credit Limit, as a whole, has been exceeded, Borrower shall, within five (5) days after demand by Bank, repay such excess, or, as Bank might specify, cash secure such excess.

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         2.1.2 Term Loan.  A term loan in the original  principal  amount of Ten
Million Dollars ($10,000,000) ("Term Loan"), the proceeds of which shall be used by Borrower to finance Borrower's acquisition of 100% of the outstanding capital stock and options exercisable for stock of OWT. The Term Loan shall be evidenced by the Term Loan Note and shall be amortized and fully repaid in accordance with the terms thereof by the Termination Date.

2.2      Requests for Advances and Method of Advancing.

         (a) Requests for Advances. Advances may be requested in writing, by telephone, telex or otherwise on behalf of Borrower. Borrower recognizes and agrees that Bank cannot effectively determine whether a specific request purportedly made by or on behalf of Borrower is actually authorized or authentic. As it is in Borrower's best interest that Bank advance funds in response to these forms of request, Borrower assumes all risks regarding the validity, authenticity and due authorization of any request purporting to be made by or on behalf of Borrower. Borrower promises to repay any sums, with interest, that are advanced by Bank pursuant to any request which Bank in good faith believes to be authorized, or when the proceeds of any Advance are deposited to the account of Borrower with Bank, regardless of whether any Person other than Borrower may have authority to draw against such account.

         (b) Automatic Deposit. Each Advance shall be made by a deposit to Borrower's account No. 027-007753 at Bank's San Mateo Regional Office ("Deposit Account"), unless Borrower shall otherwise direct Bank in writing by an authorized signatory.

         (c) Wire Transfer of Funds. The obligation of Bank to make any Advance to Borrower, the proceeds of which are, at Borrower's request, to be wire transferred to Borrower or any other Person, shall be subject to all applicable laws and regulations, and the policy of the Board of Governors of the Federal Reserve System on Reduction of Payments System Risk in effect from time to time ("Applicable Law and Policy").
         Borrower acknowledges that, as a result of Applicable Law and Policy, the transmission of the proceeds of any Advance which Borrower has requested to be wire-transferred may be significantly delayed.

2.3      Interest On The Facilities.

         2.3.1 Line of Credit. Except as otherwise provided in any Fixed Rate Option Letter in effect from time to time, interest on the outstanding principal balance of Advances under the Line of Credit shall accrue daily from the date of the first Advance until the Termination Date at the Prime Rate (defined below), and shall be payable as set forth in the Line of Credit Note.

         2.3.2 Term Loan. Except as otherwise provided in any Fixed Rate Option Letter in effect from time to time, the outstanding principal balance of the


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Term  Loan  shall  bear  interest  from  the  date  of  disbursement  until  the
Termination Date at the Prime Rate (defined below). Interest shall be payable as set forth in the Term Loan Note.

2.4      Interest Rate Related Terms & Provisions.

         (a) Definition of "Prime Rate". The term "Prime Rate" means a fluctuating rate per annum that Bank announces to be in effect from time to time as its prime rate. The Prime Rate is set by Bank based upon various factors including general economic and market conditions, and is used as a reference point for pricing certain loans. Bank may price its loans at, above or below the Prime Rate.

         (b) Interest Rate Calculation. Interest tied to the Prime Rate, charges and fees under this Agreement and any Loan Document, shall be calculated for actual days elapsed on the basis of a 360-day year, which results in higher interest, charge or fee payments than if a 365-day year were used. Each change in the rate of interest, charges or fees based on the Prime Rate shall become effective on the date each Prime Rate change is announced within the Bank. In no event shall Borrower be obligated to pay interest, charges or fees at a rate in excess of the highest rate permitted by applicable law from time to time in effect.

         (c)      Prepayment.

                           (i) General.  Unless  otherwise  agreed by Bank,  all
                  principal prepayments shall be applied on the most remote principal installment(s) then unpaid on the Facility on which the prepayment is being made. If such Facility bears interest at a fixed rate and Bank, for any reason, including acceleration or foreclosure, receives all or any portion of principal prior to its scheduled payment date, then, in consideration thereof, Borrower shall pay to Bank on demand a prepayment fee as liquidated damages as described in the Note evidencing such Facility or any Fixed Rate Option Letter, since such prepayment may result in Bank incurring additional costs, expenses or liabilities.

                           (ii)  Mandatory Prepayments of Term Loan.

                                    (A)  Commencing  with  Borrower's  financial
                  reporting year ending December 31, 1996 and for each year thereafter, if Borrower's consolidated actual net income before taxes ("ANIT") for such year as reflected on Borrower's annual financial statements required under Section 5.4(b) exceeds more than one hundred twenty-five percent (125%) of the amount of consolidated net income before taxes projected for such financial reporting year ("PNIT") in the annual projections previously delivered to Bank under Section 5.4(d), then Borrower shall prepay principal of the Term Loan in an


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                  amount  equal to  twenty-five  percent  (25%) of the amount by which ANIT exceeded 125% of PNIT.

                                    (B) Such prepayment shall be due and payable
                  within ten (10) days after delivery by Borrower of the annual financial statements under Section 5.4(b), but not later than one-hundred thirty (130) days after the end of the financial reporting year with respect to which such excess net income was earned. There shall be no prepayment premium, penalty or other charge on such prepayment except to the extent required to be paid under the applicable provisions of any Fixed Rate Option Letter in effect with respect to principal amounts prepaid. Subject to the first sentence of Section 2.4(c)(i), Bank agrees to apply each such prepayment first to principal amounts of the Term Loan bearing interest at the Prime Rate, and then to principal amounts bearing interest at a fixed rate; in lieu of the foregoing, so long as no Event of Default has occurred and is continuing, Borrower may request that Bank hold all or a portion of any prepayment (such amount being referred to herein as "Cash Collateral") in a segregated and blocked deposit account at Bank, rather than immediately applying such amount to payment of the Term Loan, until the earliest succeeding date(s) on which fixed rate interest periods expire and the Cash Collateral amounts can be applied to the Term Loan without Borrower incurring any premium or charge therefor. Interest earned on Cash Collateral shall be for Borrower's account and paid to Borrower promptly after application of the Cash Collateral to the Term Loan.

                                    (C) For purposes of determining  the excess,
                  if any, of ANIT over PNIT under this Section 2.4(c)(ii), Borrower shall calculate ANIT derived from operations of the businesses of Borrower and its Subsidiaries on a comparable basis to those businesses assumed to be in operation under the projections, business plan and forecasts on which PNIT was based; by way of example and not of limitation, any items of actual income or expense associated with an acquisition of stock, assets or a new line of business during the financial reporting year which was not assumed in deriving PNIT shall be separately identified and excluded from ANIT for purposes of this Section; provided, that any gains or losses from any sale, lease, transfer or other disposition of assets by Borrower or any Subsidiary outside of the ordinary course of its business shall not be excluded in determining ANIT. Bank shall have the right to review and approve, in its sole but reasonable judgment, Borrower's calculation of ANIT and the amount of any prepayment required under this Section 2.4(c)(ii), and Bank's acceptance of Borrower's tender of such prepayment shall not, by itself, be deemed a waiver of such right.

         (d) Default Interest. Any unpaid payments of principal or interest shall bear interest from their respective maturities, whether scheduled


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         or accelerated,  at a fluctuating  rate per annum at all times equal to the Prime Rate plus 5%, until paid in full, whether before or after judgment. Borrower shall pay such interest on demand.

         (e) Fixed Rate Options. In addition to an interest rate tied to the Prime Rate, at Borrower's option, portions of the outstanding principal balance of (i) the Line of Credit Facility may bear interest tied to the Eurodollar Rate from time to time offered by Bank, and (ii) the Term Loan may bear interest tied to the Eurodollar Rate or the Amortizing Term Loan Fixed Rate from time to time offered by Bank. The fixed rates are more fully explained in the Fixed Rate Option Letters executed in connection with this Agreement, all terms of which are incorporated by this reference.

2.5      Bank's Records/Payment Applications/Automatic Debit.

         (a) Bank's Records. Principal, interest, and all other sums owed Bank under any Loan Document shall be evidenced by entries in records maintained by Bank for such purpose. Each payment on and any other credits with respect to principal, interest and all other sums outstanding under any Loan Document shall be evidenced by entries in such records. Bank's records shall be conclusive evidence thereof.

         (b) Payment Applications. Notwithstanding the rights given to Borrower pursuant to California Civil Code sections 1479 and 2822 or equivalent provisions in the laws of the state specified in the governing law clause of this document (and any amendments or successors thereto), to designate how payments will be applied, Borrower hereby waives such rights and Bank shall have the right in its sole discretion to determine the order and method of the application of payments to this and/or any other credit facilities that may be provided by Bank to Borrower and to revise such application prospectively or retroactively at its discretion. Notwithstanding the foregoing, and subject to the first sentence of Section 2.4(c)(i), so long as no Event of Default has occurred and is continuing, Bank agrees to apply payments first to outstanding amounts under the Facilities bearing interest at the Prime Rate, and then to amounts bearing interest at a fixed rate.

         (c) Payments by Automatic Debit. Borrower hereby expressly authorizes Bank to debit the Deposit Account for the amount of each payment of principal and interest and all other sums owed Bank under any Loan Document. Borrower shall have sufficient collected balances in said account in order that each such payment shall be available when due.

2.6      Fees On The Facilities.

         2.6.1 Line of Credit. Borrower shall pay to Bank no later than the Closing Date a non-refundable fee of Fifteen Thousand Dollars ($15,000) for the Line of Credit.

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         2.6.2 Letters of Credit.  Without limiting  Borrower's  obligations for any Letter of Credit, as such obligations are contained in any specific Loan Document applicable thereto, Borrower shall pay fees, charges, and expense reimbursement and recovery as determined by Bank for the issuance, amendment,
continuance,   and  handling  of  Letters  of  Credit,   requests,   claims  and
communications thereunder, and negotiation of drafts presented thereunder.

         2.6.3 Term Loan. Borrower shall pay to Bank no later than the Closing Date a non-refundable fee of Fifty Thousand Dollars ($50,000) for the Term Loan.

2.7      Security.

As security for all Facilities, Borrower will (a) grant to Bank or ensure that Bank is granted a perfected security interest of first priority in substantially all of Borrower's now owned and hereafter arising personal property assets, including, without limitation, accounts, inventory, equipment, and all of Borrower's shares of capital stock of OWT, Alaska and CAS; and (b) cause CAS and Alaska to grant or ensure that Bank is granted a perfected security in all personal property assets of such Subsidiaries. Such security interests shall be evidenced by pledge agreements and other security agreements, as appropriate, in form and substance satisfactory to Bank.

                 ARTICLE THREE - REPRESENTATIONS AND WARRANTIES

Borrower represents and warrants that as of the Closing Date and the date of each Advance or extension of credit under any of the Facilities:

3.1 Due Organization. Each of Borrower and each Subsidiary is duly organized and validly existing in good standing under the laws of the jurisdiction of its organization, and is duly qualified to conduct business in each jurisdiction in which its business is conducted, except where the failure to be so qualified would not have a material adverse affect on the financial condition or business of Borrower or such Subsidiary.

3.2 Authorization, Validity and Enforceability. The execution, delivery and performance by Borrower and each Subsidiary of each Loan Document executed by it are within Borrower's and such Subsidiary's powers, have been duly authorized, and are not in conflict with its articles of incorporation or by-laws, or the terms of any charter or other organizational document of Borrower or such Subsidiary, as applicable; and all such Loan Documents constitute valid and binding obligations of Borrower or such Subsidiary, as applicable, enforceable in accordance with their terms.

3.3 Compliance with Applicable Laws. Borrower and each Subsidiary has complied with all licensing, permit and fictitious name requirements necessary to


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lawfully  conduct  the  business  in which it is  engaged  and with all laws and regulations applicable to any sales, leases or the furnishing of services by Borrower and each Subsidiary, including without limitation those requiring consumer or other disclosures, except where the failure to so comply would not have a material adverse effect on Borrower's financial condition, business or operations.

3.4 Licenses, Trademarks. Borrower and each Subsidiary has all patents, licenses, trademarks, trademark rights, trade names, trade name rights, copyrights, permits and franchises required in order for Borrower and each Subsidiary to conduct its business and operate its properties as now or proposed to be conducted without conflict with the rights of others.

3.5 No Conflict. The execution, delivery, and performance by Borrower and each Subsidiary of all Loan Documents to which it is a signatory are not in conflict with any law, rule, regulation, order or directive, or any indenture, agreement, or undertaking to which Borrower or such Subsidiary is a party or by which it may be bound or affected.

3.6 No Litigation, Claims or Proceedings. There is no litigation, tax claim or proceeding pending, or, to the knowledge of Borrower, threatened against or affecting Borrower or any Subsidiary or its respective property, except a disclosed in writing to Bank prior to the Closing Date.

3.7 Correctness of Financial Statements. Borrower's preliminary, unaudited financial statements as of December 31, 1995 which have been delivered to Bank fairly and accurately reflect Borrower's financial condition as of such date; and, since that date, there has been no material adverse change in Borrower's financial condition or business.

3.8 No Subsidiaries. Borrower is not a majority owner of or in a control relationship with any other business entity, except the Persons specifically identified as Subsidiaries on Schedule 3.8 to this Agreement. Except as shown on
Schedule 3.8, Borrower owns directly or indirectly through one or more Subsidiaries, all of the shares of all Subsidiaries outstanding as of the Closing Date, and will continue to own all such shares (other than shares permitted to be issued to employees under Section 6.4); and all such shares owned by Borrower are validly issued, fully paid and non-assessable free and clear of all Liens except in favor of Bank.

3.9    No Event of Default.  No Event of Default has occurred and is continuing.

                       ARTICLE FOUR - CONDITIONS PRECEDENT

4.1 Conditions to Initial Advance. The obligation of Bank to make its first Advance or extend credit under either of the Facilities hereunder is, in addition to the conditions precedent specified in Section 4.2, subject to the fulfillment of the following conditions and to the receipt by Bank of the documents described below, duly executed and in form and substance satisfactory to Bank and its counsel:

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         (a)  Resolutions.  A certified copy of the  resolutions of the Board of
         Directors  of  Borrower,   authorizing  the  execution,   delivery  and
         performance of such Loan Documents to which it is a party.

         (b) Incumbency and Signatures. Certificate of the Secretary of Borrower, certifying the names of the corporate officer or officers authorized to sign the Loan Documents, together with a sample of the true signature of each such officer.

         (c) Opinion of Counsel. The opinion of Gray Cary Ware & Freidenrich, counsel for Borrower, as to the existence and good standing of Borrower, and the due authorization, execution and delivery by it of the Loan Documents to which it is signatory, and such other matters as Bank or its legal counsel may reasonably request.

         (d) Articles and By-Laws. Certified copies of the Articles of Incorporation and By-Laws of Borrower, as amended through the Closing Date.

         (e) Credit Agreement and Notes. A counterpart of this Agreement with all schedules completed and attached thereto, and the Notes.

         (f) Security Agreements. A Security Agreement executed by Borrower, together with filing copies of such Uniform Commercial Code financing statements, collateral assignments and termination statements, with respect to the Collateral (as defined in such Security Agreement) as Bank shall request.

         (g) Pledge Agreement. A Pledge Agreement executed by Borrower with respect to its shares of capital stock in OWT, CAS and Alaska.

4.2 Conditions to All Loans. The obligation of Bank to make its initial Advance and extension of credit hereunder and each subsequent Advance or extension of credit is subject to the following further conditions precedent that:

         (a) No Default. No Event of Default or event which with the giving of notice, passage of time or both would constitute an Event of Default has occurred and is continuing or will result from the making of any such Advance or extension of credit, and the representations and warranties of Borrower contained in Article 3 of this Agreement are true and correct as of the date of such extension of credit.

         (b) No Adverse Material Change. No material adverse change in Borrower's financial condition or business shall have occurred since the date of the most recent financial statements submitted to Bank.

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

4.3      Conditions Subsequent.

         (a) Pledged  Shares.  As soon as  available,  but not later than thirty
         (30) days after the Closing Date, Borrower shall have delivered to Bank, all share certificates evidencing shares of capital stock owned by Borrower in OWT, CAS and Alaska, together with stock powers therefor executed in blank and undated with signature guaranties.

         (b) Resolutions. As soon as available, but not later than thirty (30) days after the Closing Date, certified copies of the resolutions of the Boards of Directors of CAS and Alaska, authorizing the execution, delivery and performance of such Loan Documents to which they are a party.

         (c) Incumbency and Signatures. As soon as available, but not later than thirty (30) days after the Closing Date, certificates of the Secretaries of CAS and Alaska, certifying the names of the corporate officer or officers authorized to sign the Loan Documents, together with a sample of the true signature of each such officer.

         (d) Opinion of Counsel. As soon as available, but not later than thirty
         (30) days after the Closing Date, an opinion of Gray Cary Ware & Freidenrich, counsel for CAS and Alaska, as to the existence and good standing of CAS and Alaska, and the due authorization, execution and delivery by them of the Loan Documents to which they are signatory, and such other matters as Bank or its legal counsel may reasonably request.

         (e) Security Agreements. As soon as available, but not later than thirty (30) days after the Closing Date, a Security Agreement executed by each of CAS and Alaska, together with filing copies of such Uniform Commercial Code financing statements, collateral assignments and termination statements, with respect to the Collateral (as defined in such Security Agreements) as Bank shall request.

         (f) Lien Searches. As soon as available, but not later than sixty (60) days after the Closing Date, certified Uniform Commercial Code lien, judgment, bankruptcy and tax lien searches of Borrower, CAS and Alaska from each of the offices where the financing statements referred to in Sections 4.1(f) and 4.3(e) have been filed, reflecting the filing of such statements and no prior Liens of record other than herein permitted under Section 6.2.

                      ARTICLE FIVE - AFFIRMATIVE COVENANTS

During the term of this Agreement and until its performance of all obligations to Bank under this Agreement and the other Loan Documents , Borrower will, unless Bank otherwise consents in writing:

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

5.1 Use of Proceeds. Use the proceeds of the Facilities only as set forth in Article 2 of this Agreement; and not directly or indirectly to purchase or carry any margin stock, as defined from time to time by the Board of Governors of the Federal Reserve System in Federal Regulation U.

5.2 Financial Covenants. Maintain as of the end of each financial reporting period on a consolidated basis:

         (a) Working Capital. Current assets in an amount not less than Twenty-five Million Dollars ($25,000,000.00) in excess of current liabilities.

         (b) Tangible Net Worth/Debt To Worth. A Tangible Net Worth of not less than Forty-One Million Dollars ($41,000,000); and not permit Borrower's total indebtedness (exclusive of Subordinated Debt) to exceed one (1) times Borrower's Tangible Net Worth.

         (c)      Profitability.  Profitable operations on a quarterly basis.

         (d) Cash Flow Coverage Ratio. A ratio of (i) cash flow (net income before deduction of interest expense, taxes,depreciation and amortization, extraordinary items and other non-cash charges) for the twelve (12) month period then ended, to (ii) interest expense during such 12-month period, plus the current portion of long term debt determined as of the end of such period, of at least 1.6 to 1.0.

5.3      Notice to Bank.  Promptly give written notice to Bank of:

         (a) Any litigation or administrative or regulatory proceeding (each a "Proceeding" and collectively, the "Proceedings") affecting Borrower or any Subsidiary where the amount claimed against Borrower and/or any Subsidiary (i) in any Proceeding is $500,000.00 or more or (ii) in all such Proceedings is $2,000,000.00 or more, or where the granting of the relief requested would have a material adverse effect on Borrower's financial condition or business; together with a semi-annual litigation report prepared by Borrower's general counsel or outside counsel, summarizing pending or threatened Proceedings against Borrower and such counsel's assessment as to the likely outcome of such Proceedings.

         (b) Any substantial dispute which may exist between Borrower and any governmental or regulatory authority.

         (c)      Any Event of Default.

         (d) Any change in the location of any of Borrower's principal places of business or of the establishment of any new, or the discontinuance of any existing, principal place of business.

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

         (e) Any other matter which has resulted or might result in a material adverse change in Borrower's or any Subsidiary's financial condition or business.

5.4 Financial Statements. Deliver to Bank or cause to be delivered to Bank, in form and detail reasonably satisfactory to Bank, the following financial information, which Borrower warrants shall be accurate and complete in all material respects:

         (a) Interim Financial Statements. As soon as available but no later than twenty-five (25) days after the end of each month, Borrower's consolidated and consolidating balance sheet as of the end of such period, and Borrower's consolidated and consolidating income statement for such period and for that portion of Borrower's financial reporting year ending with such period, prepared and attested by a responsible financial officer of Borrower as being complete and correct and fairly presenting Borrower's financial condition and the results of Borrower's operations.

         (b) Year-End Financial Statements. As soon as available but no later than one hundred twenty (120) days after and as of the end of each financial reporting year, a complete copy of Borrower's consolidated and consolidating audit report, which shall include balance sheet, income statement, statement of changes in equity and statement of cash flows for such year, prepared and certified by an independent certified public accountant selected by Borrower and satisfactory to Bank (the "Accountant"). The Accountant's certification shall not be qualified or limited due to a restricted or limited examination by the Accountant of any material portion of Borrower's records or otherwise. The certification shall include, or be accompanied by, (i) a statement from the Accountant that during the examination there was observed no Event of Default, or a statement of the Event of Default, if any is found, and (ii) a letter from the Accountant detailing the Accountant's conclusions regarding Borrower's accounting policies and procedures, internal controls, operating policies, together with an evaluation of Borrower's present accounting system, citing problem areas, if any, and recommendations for improvement, if any. Borrower shall not change its financial reporting year end from the current December 31st without Bank's prior written consent.

         (c) Quarterly Compliance Certificates. On a quarter-annual basis, simultaneously with the delivery of the financial statements for the months ending March 31, June 30, September 30 and December 31 referred to in clause (a) above, and for the fiscal year end referred to in clause (b) above, a certificate of the chief financial officer of Borrower (i) setting forth in reasonable detail any calculations required to establish whether Borrower was in compliance with the requirements of Sections 5.2, 6.1(f), 6.4, 6.6 and 6.8 on the date of such financial statements; (ii) stating whether any Event of Default exists on the date of such certificate and if any Event of Default exists, setting forth the details thereof and the action which Borrower is taking or proposes to take with respect thereto; and (iii) in the case of year-end financial statements under clause (b), a comparison of

         ANIT for such  year-ended  and PNIT  for same  year as  required  under
         Section 2.4(c)(ii) of this Agreement.

         (d)  Government  Required  Reports.   Promptly  after  sending,  making
         available, or filing, copies of all reports, proxy statements, and financial statements that Borrower sends or makes available to its stockholders and all registration statements and reports that Borrower files with the Securities and Exchange Commission, or any other governmental or regulatory authority, including Borrower's reports on forms 10-K and 10-Q.

         (e) Financial Projections. As soon as available, but no later than December 31 of the prior year, a complete copy of Borrower's annual, company-prepared projections for the ensuing fiscal year, which shall include a balance sheet, and statements of income and cash flow.

         (f) Accounts Receivable Agings. No later than twenty-five (25) days after the end of each month, statements showing aging and reconciliation of Accounts and collections, and if requested by Bank, whenever collections on Accounts are delivered to Bank, a schedule of the amounts so collected and delivered as of the last day of such month.

         (g) Other Information. Such other statements, lists of property and accounts, budgets, forecasts, reports, or other information required by any Addendum to this Agreement or as Bank may from time to time reasonably request.

5.5 Existence. Maintain and preserve Borrower's and each Subsidiary's existence, present form of business, and all rights, privileges and franchises necessary or desirable in the normal course of its business; except that Borrower may dissolve or merge into itself or another Subsidiary any Subsidiary that does not have significant assets or operations as of the Closing Date; and keep all Borrower's and each Subsidiary's property in good working order and condition, ordinary wear and tear excepted.

5.6 Insurance. Maintain and keep in force insurance with companies acceptable to Bank and in such amounts and types as is usual in the businesses carried on by Borrower and each Subsidiary, or as Bank may reasonably request. Such insurance policies must be in form and substance satisfactory to Bank.

5.7 Accounting Records. Maintain adequate books, accounts and records, and prepare all financial statements in accordance with GAAP, and in compliance with the regulations of any governmental or regulatory authority having jurisdiction over Borrower or its Subsidiaries or their respective businesses; and permit employees or agents of Bank at such reasonable times as Bank may request to inspect Borrower's and any Subsidiary's properties, and to examine, audit, and make copies and memoranda of Borrower's books, accounts and records.

5.8 Compliance With Laws. Comply, and cause each Subsidiary to comply, with all laws, rules, regulations, orders and directives of any governmental or regulatory authority having jurisdiction over Borrower or Subsidiary or their respective businesses, and with all material agreements to which Borrower or such Subsidiary is a party.

5.9 Taxes and Other Liabilities. Pay or cause to be paid all obligations of Borrower and each Subsidiary when due; pay all taxes and other governmental or regulatory assessments before delinquency or before any penalty attaches thereto, except as may be contested in good faith by the appropriate procedures and for which Borrower shall maintain or cause to be maintained appropriate reserves; and timely file all required tax returns.

                        ARTICLE SIX - NEGATIVE COVENANTS

During the term of this Agreement and until the performance of all obligations to Bank, Borrower will not, and will not permit any Subsidiary to, without Bank's prior written consent:

6.1 Indebtedness. Be indebted for borrowed money, the deferred purchase price of property, or leases which would be capitalized in accordance with GAAP; or become liable as a surety, guarantor, accommodation party or otherwise for or upon the obligation of any other Person, except:

         (a) The acquisition of supplies or inventory on normal trade credit, and equipment acquired in compliance with Section 6.8;

         (b) The endorsement of negotiable instruments for deposit or collection in the ordinary course of Borrower's business;

         (c)      The indebtedness of Borrower under this Agreement;

         (d)      Any indebtedness of Borrower and/or any Subsidiary (including
         OWT) approved in writing by Bank prior to the Closing Date;

         (e)      Any indebtedness of entities permitted to be acquired under
         Section 6.6; and

         (f) Guaranties not to exceed Five Million Dollars ($5,000,000) in aggregate guaranteed amount of indebtedness of OWT for borrowed money or capitalized lease obligations.


6.2 Liens. Create, incur, assume or permit to exist any Lien, or grant any other Person a negative pledge, on any of Borrower's or any Subsidiary's property, except:

         (a) Involuntary Liens which, in the aggregate, would not have a material adverse effect on Borrower's or any Subsidiary's financial condition or business;

         (b)      Liens in favor of Bank;


         (c) Liens on entities or properties permitted to be acquired under Section 6.6;

         (d) Purchase money security interests on any property held or acquired by Borrower or any Subsidiary in the ordinary course of its business securing Indebtedness incurred or assumed for the purpose of financing all or any part of the cost of acquiring such property; provided, that such Lien attaches solely to the property acquired with such Indebtedness concurrently with or within 90 days after the acquisition thereof, and that the aggregate principal amount of such Indebtedness does not exceed the amount permitted under Section 6.8; and

         (e)      Permitted Liens.

Borrower and Bank agree that this covenant is not intended to constitute a lien, deed of trust, equitable mortgage, or security interest of any kind on any of Borrower's or any Subsidiary's real property, and this Agreement shall not be recorded or recordable. Notwithstanding the foregoing, however, violation of this covenant by Borrower shall constitute an Event of Default.

6.3 Borrower Dividends; Subsidiary Dividends. Pay any dividends except those payable solely in Borrower's capital stock; redeem, purchase, retire or otherwise acquire any shares of any class of capital stock of Borrower for a price in excess of One Million Dollars ($1,000,000) in aggregate;otherwise make any other distribution with respect to any of Borrower's capital stock; provided that so long as no Event of Default has occurred and is continuing or would result therefrom, Borrower may repurchase equity securities of Borrower from an employee upon termination of employment if permitted under an agreement between such employee and Borrower. Borrower will not, and will not permit any Subsidiary to, directly or indirectly, create or suffer to exist any encumbrance or restriction on the ability of any such Subsidiary to pay dividends or make any other distributions to Borrower on its capital stock or any other interest or participation in its profits owned by Borrower, or pay any debt owed to Borrower, except for encumbrances or restrictions existing under or by reason of applicable law, this Agreement or any other Loan Documents.

6.4 Changes/Mergers. Change its name without giving at least 30 days' prior notice to Bank; liquidate or dissolve, or enter into any consolidation, merger (other than a merger effected for the sole purpose of reincorporating Borrower in another jurisdiction), partnership, joint venture or other combination; reorganize, reclassify or recapitalize its capital stock; prepay any subordinated debt, debt for borrowed money, or debt secured by any permitted Lien, or enter into or modify any agreement as a result of which the terms of payment of any such debt are modified in excess of Five Hundred Thousand Dollars ($500,000) in aggregate. Borrower will not permit any Subsidiary to issue any shares of its capital stock to any Person other than Borrower, except any Subsidiary may issue shares of capital stock or options exercisable for such stock in an aggregate amount not to exceed ten percent (10%) of such Subsidiary's outstanding capital stock (on a fully diluted basis) to directors and/or employees under one or more incentive stock option or deferred compensation plans that may be in effect from time to time.

6.5 Sales of Assets. Sell, transfer, lease or otherwise dispose of any of its assets except for fair consideration and in the ordinary course of its business, and except for dispositions of equipment that has become obsolete; or enter into any sale or leaseback agreement covering any of its fixed or capital assets except to the extent permitted under Section 6.8; provided, however, that the assets of Yolo Landfill Gas Corporation (consisting primarily of leasehold rights and inground pipelines) may be sold under a proposal in existence of the Closing Date for consideration of not less than $800,000.00.

6.6 Acquisitions. Acquire or purchase all or substantially all the assets of any other Person; or enter into any partnership, joint venture or other combination; or acquire or purchase securities (each an "Acquisition" and collectively the "Acquisitions"), except:

         (a)      Those permitted under Section 6.7;

         (b)      The OWT Acquisition;

         (c) Any single Acquisition in any amount not to exceed the sum of $3,000,000.00 in cash; or

         (d)   Acquisitions   not  to  exceed  in  the   aggregate  the  sum  of
         $5,000,000.00 in cash, and/or securities or otherwise, during any financial reporting year of Borrower.

6.7 Loans/Investments. Make or suffer to exist any loans, advances, or investments, except:

         (a)      Bank accounts in the ordinary course of its business;

         (b)      Accounts receivable in the ordinary course of its business;

         (c) (i) Investments in domestic certificates of deposit issued by, and other domestic deposit investments with, financial institutions organized under the laws of the United States or a state thereof, maintaining capital of at least $100 million and a rating of at least Aa by Moody's or any successor rating agency;

                  (ii) banker's  acceptances  created by, and  commercial  paper issued by, in each case, domestic or foreign commercial banks maintaining capital of at least $100 million and carrying a rating of at least A1 or P1 by Moody's, Standard & Poor's or any successor rating agency;

         (d) Investments in short term marketable obligations of the United States of America and in open market commercial paper given the highest credit rating by a national credit agency and maturing not more than one year from the creation thereof;

         (e)      Securities of the United States Government;

         (f) Bonds issued by any domestic governmental agency or instrumentality and bearing the highest bond rating category of Moody's, Standard & Poor's or any successor rating agency;

         (g) Demand notes, money market preferred shares and adjustable rate preferred shares of any entity whose debt obligations are rated in the highest bond rating category of Moody's, Standard & Poor's or any successor rating agency;

         (h) Loans to Management Stakeholders (as defined in the OWT Acquisition documents) not to exceed $800,000.00 in aggregate principal amount for the sole purpose of financing such persons' payment of federal, state and local income tax liabilities arising from Borrower's acquisition of such persons' equity interests in OWT in exchange for OWT Convertible Notes; and

         (i) Temporary advances to cover incidental expenses to be incurred in the ordinary course of business.

6.8 Limitation on Capital Expenditures/Leases. Expend or be committed to expend, on a consolidated basis, Six Million Dollars ($6,000,000) or more in the aggregate for the acquisition,lease or rental of gross fixed or capital assets during any financial reporting year.

6.9 Transactions With Related Persons. Directly or indirectly enter into any transaction with or for the benefit of a Related Person on terms more favorable to the Related Person than would have been obtainable in an "arms' length" dealing.

6.10 Other Business. Conduct any business other than the businesses conducted by Borrower and Subsidiaries as of the Closing Date, unless the revenues and/or expenses of such business would not constitute a material portion of the consolidated revenues or expenses of Borrower and all Subsidiaries.

6.11 Termination of Key Personnel. Permit any individual who is the head of any major division of Borrower or any material Subsidiary to terminate his or her employment on a substantially full-time basis; provided, however, that if such event is anticipated or occurs, Borrower shall promptly notify Bank of such event, and provide a reasonably detailed analysis of the anticipated effect of the departure of such person on the consolidated operations and financial condition of Borrower, and the steps, if any, being taken, or proposed to be taken, by Borrower in response to such departure. So long as the departure of such employee is not likely to have a material adverse effect on Borrower's financial condition or ability to repay the Facilities, and Borrower continues to diligently prosecute any action proposed to be taken, then the departure of such individual shall not be deemed a violation of this Section 6.11.


                        ARTICLE SEVEN - EVENTS OF DEFAULT

7.1 Events of Default. The occurrence of any of the following shall (1) terminate any obligation of Bank to make or continue the Facilities; and shall, at Bank's option, (2) make all sums of interest, principal and any other amounts owing under any Loan Documents immediately due and payable (with Bank also having immediate right to full cash prepayment for the unpaid amounts of all outstanding Letters of Credit) without notice of default, presentment or demand for payment, protest or notice of nonpayment or dishonor or any other notices or demands; and (3) give Bank the right to exercise any other right or remedy provided by contract or applicable law:

         (a) Borrower shall fail to make any payment of principal or interest when due under this Agreement or to pay any fees or other charges when due.

         (b) Borrower shall fail to perform or observe any covenant contained in Sections 5.1, 5.2, 5.4(a)-(c), 5.7 or Article 6, inclusive.

         (c) Borrower or any other Person shall fail to perform or observe any covenant or agreement contained in this Agreement or in any other Loan Document (other than those covered by clause (a) or (b) above) and such failure continues for thirty (30) or more days.

         (d) Any representation or warranty made, or financial statement, certificate or other document provided, by Borrower or any Subsidiary shall prove to have been materially false or misleading when made (or deemed made).

         (e) Borrower or any Subsidiary shall fail to pay its debts generally as they become due or shall file any petition or action for relief under any bankruptcy, insolvency, reorganization, moratorium, creditor composition law, or any other law for the relief of or relating to debtors; an involuntary petition shall be filed under any bankruptcy law against Borrower or any Subsidiary, or a custodian, receiver,


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         trustee,  assignee  for the  benefit  of  creditors,  or other  similar official, shall be appointed to take possession, custody or control of the properties of Borrower or any Subsidiary.

         (f) Borrower or any Subsidiary shall fail to perform under any other agreement involving the borrowing of money, the purchase of property, the advance of credit or any other monetary liability of any kind to Bank or to any Person where the failure would permit such Person to accelerate such obligation or indebtedness.

         (g) Any governmental or regulatory authority shall take any action, any defined benefit pension plan maintained by Borrower or any Subsidiary shall have any unfunded liabilities, or any other event shall occur, any of which, in the judgment of Bank, might have a material adverse effect on the financial condition or business of Borrower or any Subsidiary.

         (h) Any sale, transfer or other disposition of all or a substantial or material part of the assets of Borrower or any Subsidiary, including without limitation to any trust or similar entity, shall occur.

         (i) Any Person shall fail to perform its obligations under the terms of any material promissory note, contract or other obligation that is held by Bank as collateral for the obligations evidenced by the Loan Documents; or Bank shall not have a perfected security interest in any collateral being held for the obligations evidenced by the Loan Documents.

         (j) Any judgment(s) shall be entered against Borrower or any Subsidiary, or any involuntary lien(s) of any kind or character shall attach to any assets or property of Borrower or any Subsidiary, any of which, in the judgment of Bank, might have a material adverse effect on the financial condition or business of Borrower or any Subsidiary.

                       ARTICLE EIGHT - GENERAL PROVISIONS

8.1 Notices. Any notice given by any party under any Loan Document shall be in writing and personally delivered, sent by United States mail, postage prepaid, or sent by facsimile or other authenticated message, charges prepaid and addressed as follows:

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To Borrower:                                         To Bank:

EMCON                                       The Bank of California, N.A.
400 South El Camino Real                    San Mateo Regional Office
Suite 1200                                  491 South El Camino Real
San Mateo, CA  94402                        San Mateo, CA  94402
Attn:  R. Michael Momboisse, CFO            Attn:  Marie T. Wiseman, V.P.
FAX No.:  415/375-0763                      FAX No.:  415/548-1998


Notices shall be deemed given three days after deposit in U.S. mail, on the next business day if sent by overnight courier, and on the date of dispatch if sent by facsimile or hand delivery. Each party may change the address to which notices, requests and other communications are to be sent by giving written notice of such change to each other party.

8.2      Dispute Resolution.

         (a) Mandatory Mediation/Arbitration. Any controversy or claim between or among the parties, their agents, employees and affiliates, including but not limited to those arising out of or relating to this Agreement or any related agreements or instruments ("Subject Documents"), including without limitation any claim based on or arising from an alleged tort, shall, at the option of any party, and at that party's expense, be submitted to mediation, using either the American Arbitration Association ("AAA") or Judicial Arbitration and Mediation Services, Inc. ("JAMS"). If mediation is not used, or if it is used and it fails to resolve the dispute within 30 days from the date AAA or JAMS is engaged, then the dispute shall be determined by arbitration in accordance with the rules of either JAMS or AAA (at the option of the party initiating the arbitration) and Title 9 of the U. S. Code, notwithstanding any other choice of law provision in the Subject Documents. All statutes of limitations or any waivers contained herein which would otherwise be applicable shall apply to any arbitration proceeding under this subparagraph (a). The parties agree that related arbitration proceedings may be consolidated. The arbitrator shall prepare written reasons for the award. Judgment upon the award rendered may be entered in any court having jurisdiction. This subparagraph (a) shall apply only if, at the time of the proposed submission to AAA or JAMS, none of the obligations to Bank described in or covered by any of the Subject Documents are secured by real property collateral or, if so secured, all parties consent to such submission.

         (b) Jury Waiver/Judicial Reference. If the controversy or claim is not submitted to arbitration as provided and limited in subparagraph (a), but becomes the subject of a judicial action, each party hereby waives its respective right to trial by jury of the controversy or claim. In addition, any party may elect to have all decisions of fact and law


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         determined  by a  referee  appointed  by the court in  accordance  with
         applicable  state  reference  procedures.   The  party  requesting  the
         reference procedure shall ask AAA or JAMS to provide a panel of retired judges and the court shall select the referee from the designated
         panel.   The  referee  shall  prepare  written  findings  of  fact  and conclusions of law. Judgment upon the award rendered shall be entered in the court in which such proceeding was commenced.

         (c) Provisional Remedies, Self Help, and Foreclosure. No provision of, or the exercise of any rights under, subparagraph (a) shall limit the right of any party to exercise self help remedies such as setoff, to foreclose against any real or personal property collateral, or to obtain provisional or ancillary remedies such as injunctive relief or the appointment of a receiver from a court having jurisdiction before, during or after the pendency of any mediation or arbitration. At Bank's option, foreclosure under a deed of trust or mortgage may be accomplished either by exercise of power of sale under the deed of trust or mortgage, or by judicial foreclosure. The institution and maintenance of an action for judicial relief or pursuit of provisional or ancillary remedies or exercise of self help remedies shall not constitute a waiver of the right of any party, including the plaintiff, to submit the controversy or claim to mediation or arbitration.

To the extent any provision of the dispute resolution clause is different than the terms of this Agreement, the terms of this dispute resolution clause shall prevail.

8.3 Binding Effect. The Loan Documents shall be binding upon and inure to the benefit of Borrower and Bank and their successors and assigns; provided, however, that Borrower may not assign or transfer Borrower's rights or obligations under any Loan Document without Bank's prior written consent. Bank reserves the right to sell, assign, transfer, negotiate or grant participations in all or any part of, or any interest in, Bank's rights and obligations under the Loan Documents; provided, that Bank will not knowingly do so to a Person that is a non-bank lender that is directly or indirectly in competition with the business of, or a customer of, Borrower. In that connection, Bank may disclose all documents and information which Bank now or hereafter may have relating to the Facilities, Borrower, or any Subsidiary or their business; provided, that any such assignee or transferee has executed a confidentiality agreement reasonably satisfactory to Borrower.

8.4 No Waiver. Any waiver, consent or approval by Bank of any Event of Default or breach of any provision, condition, or covenant of any Loan Document must be in writing and shall be effective only to the extent set forth in writing. No waiver of any breach or default shall be deemed a waiver of any later breach or default of the same or any other provision of any Loan Document. No failure or delay on the part of Bank in exercising any power, right, or privilege under any Loan Document shall operate as a waiver thereof, and no single or partial exercise of any such power, right, or privilege shall preclude any further exercise thereof or the exercise of any other power, right or privilege. Bank has the right at its sole option to continue to accept interest and/or principal


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payments due under the Loan Documents after default,  and such acceptance  shall not constitute a waiver of said default or an extension of the Termination Date unless Bank agrees otherwise in writing.

8.5 Rights Cumulative. All rights and remedies existing under the Loan Documents are cumulative to, and not exclusive of, any other rights or remedies available under contract or applicable law.

8.6 Unenforceable Provisions. Any provision of any Loan Document executed by Borrower which is prohibited or unenforceable in any jurisdiction, shall be so only as to such jurisdiction and only to the extent of such prohibition or unenforceability, but all the remaining provisions of any such Loan Document shall remain valid and enforceable.

8.7 Governing Law. Except as may be otherwise expressly stated therein, the Loan Documents shall be governed by and construed in accordance with, the laws of the State of California.

8.8 Accounting Terms. Except as otherwise provided in this Agreement, accounting terms and financial covenants and information shall be determined and prepared in accordance with GAAP as in effect on the date of this Agreement.

8.9 Indemnification. Borrower shall pay and protect, defend and indemnify Bank and Bank's employees, officers, directors, shareholders, affiliates, correspondents, agents and representatives (other than Bank, collectively "Agents") against, and hold Bank and each such Agent harmless from, all claims, actions, proceedings, liabilities, damages, losses, and related expenses (including, without limitation, reasonable attorneys' fees and costs) and other amounts incurred by Bank and each such Agent, arising from (i) the matters contemplated by this Agreement, any Loan Document or any Letter of Credit or
(ii) any contention that Borrower has failed to comply with any law, rule, regulation, order or directive applicable to Borrower's sales, leases or performance of services to Borrower's customers, including without limitation those sales, leases and services requiring consumer or other disclosures; provided, however, that this indemnification shall not apply to any of the foregoing incurred solely as the result of Bank's or any Agent's gross negligence or willful misconduct. This indemnification shall survive the payment and satisfaction of all of Borrower's obligations and liabilities to Bank.

8.10 Reimbursement. Borrower shall reimburse Bank for all costs and expenses, including without limitation reasonable attorneys' fees and disbursements (and fees and disbursements of Bank's in-house counsel) expended or incurred by Bank in any arbitration, mediation, judicial reference, legal action or otherwise in connection with (a) the negotiation, preparation, amendment, interpretation and enforcement of the Loan Documents, including without limitation during any workout, attempted workout, and/or in connection with the rendering of legal advice as to Bank's rights, remedies and obligations under the Loan Documents,
(b) collecting  any sum which becomes due Bank under any Loan Document,  (c) any


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proceeding for declaratory  relief,  any counterclaim to any proceeding,  or any appeal, or (d) the protection, preservation or enforcement of any rights of Bank. For the purposes of this section, attorneys' fees shall include, without limitation, fees incurred in connection with the following: (1) contempt proceedings; (2) discovery; (3) any motion, proceeding or other activity of any kind in connection with a bankruptcy proceeding or case arising out of or relating to any petition under Title 11 of the United States Code, as the same shall be in effect from time to time, or any similar law; (4) garnishment, levy, and debtor and third party examinations; and (5) postjudgment motions and proceedings of any kind, including without limitation any activity taken to collect or enforce any judgment.

8.11 Execution in Counterparts. This Agreement may be executed in any number of counterparts which, when taken together, shall constitute but one agreement.

8.12 Entire Agreement. The Loan Documents are intended by the parties as the final expression of their agreement and therefore contain the entire agreement between the parties and supersede all prior understandings or agreements concerning the subject matter hereof. This Agreement may be amended only in a writing signed by Borrower and Bank.

IN WITNESS WHEREOF, Borrower and Bank have executed this Agreement as of the date set forth in the preamble.

EMCON, a California corporation             THE BANK OF CALIFORNIA, N.A.


By:    /s/                                  By:     /s/
       ----------------------                       -------------------
Name:  R. Michael Momboisse                 Name:   Marie T. Wiseman
Title:  CFO and V.P. - Legal                Title:  Vice President

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